Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-22513 of The AES Corporation on Form S-4 of our report dated January 31, 1997, appearing in the Annual Report on Form 10-K of AES China Generating Co. Ltd. for the year ended November 30, 1996, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.

DELOITTE TOUCHE TOHMATSU

Hong Kong
March 13, 1997